                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) April 15, 2005
                                                         --------------

                            UNITED TRUST GROUP, INC.
                            -------------------------
             (Exact Name of Registrant as specified in its charter)

       ILLINOIS                                  0-16867                                37-1172848
----------------------------               ------------------                   ------------------
(State or other Jurisdiction                   (Commission                        (I.R.S. Employer
of incorporation                              File Number)                     identification No.)

                            5250 SOUTH SIXTH STREET
                                 P.O. BOX 5147
                             SPRINGFIELD, IL 62705

          (Address of principal executive offices, including zip code)

                                 (217) 241-6300
                                 ---------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 ---------------
         (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

     Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

     Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

     Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On April 15,  2005,  Universal  Guaranty Life Insurance Company ("UG") completed its  agreement  for the sale of  2,216,776  shares of common  stock owned of BNL
Financial  Corporation ("BNL").  These shares represent  approximately 10.57% of the current  outstanding  shares of BNL and represent all shares owned by UG. UG is a wholly-owned  subsidiary of United Trust Group,  Inc. (the "Company").  The
shares were  reacquired by the issuing  entity for an agreed upon sales price of
$ 2,300,000.  The Company  will  recognize  a realized  gain,  net of taxes,  of approximately $ 1,268,750, or $ 0.32 per common share outstanding.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                            UNITED TRUST GROUP, INC.
                                  (Registrant)

                                                By:  /s/ Randall L. Attkisson
                                                     Randall L. Attkisson
                                                     President , Chief Operating
                                                       Officer and Director

                                                By:  /s/ Theodore C. Miller
                                                     Theodore C. Miller
                                                     Senior Vice President and
                                                       Chief Financial Officer

Date:  April 20, 2005